SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Pacific Sunwear of California, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 E. Miraloma Avenue
Anaheim, California 92806
April 6, 2006
Dear Shareholders:
      You are cordially invited to attend the 2006 annual meeting of shareholders of the Company to be held on Wednesday, May 17, 2006, at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California, 92806, beginning at 9:00 a.m. local time.
      At this meeting, you are being asked to elect one director for a one-year term and four directors for a two-year term, and ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007. Michael Weiss is the nominee for election to the Board of Directors for a one-year term. Seth R. Johnson, Sally Frame Kasaks, Thomas M. Murnane and Peter Starrett are the nominees for election to the Board of Directors for a two-year term. Each of the nominees is currently serving as a director of the Company.
      The members of the Board and management look forward to personally greeting as many shareholders as possible at the meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.
      Although you presently may plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and do so at that time.

Sincerely,

Seth R. Johnson
Chief Executive Officer
Member of the Board of Directors

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 E. Miraloma Avenue
Anaheim, California 92806

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 17, 2006
       The 2006 annual meeting of shareholders of Pacific Sunwear of California, Inc., a California corporation (the “Company”), will be held at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California, 92806, on Wednesday, May 17, 2006, at 9:00 a.m. local time, for the following purposes:

(1) To elect one member of the Board of Directors to serve for a one-year term and four members of the Board of Directors to serve for a two-year term; and

(2) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007; and

(3) To transact such other business as may properly come before the annual meeting and at any adjournment thereof.
      Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies that are not limited to the contrary will be voted for the election of those directors named and for each of the proposals described in the attached proxy statement.
      The Board of Directors has fixed the close of business on April 3, 2006 as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof.

By Order of the Board of Directors

Gerald M. Chaney
Senior Vice President, Chief Financial Officer and Secretary
Anaheim, California
April 6, 2006
YOUR VOTE IS IMPORTANT
No matter how many shares you owned on the record date, please indicate your voting instructions on the enclosed proxy card. Date, sign and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the company of further solicitation, we ask your cooperation in promptly mailing in your proxy card.

ANNUAL MEETING OF SHAREHOLDERS To Be Held May 17, 2006
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 E. Miraloma Avenue
Anaheim, California 92806
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 17, 2006

PROXY STATEMENT

       The accompanying proxy is being solicited by the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) for use at the Company’s 2006 annual meeting of shareholders to be held on Wednesday, May 17, 2006, at 9:00 a.m. local time, at the Company’s principal executive offices, 3450 E. Miraloma Avenue, Anaheim, California 92806, and at any and all adjournments thereof. This proxy statement and the accompanying proxy are being mailed to shareholders on or about April 15, 2006.
QUESTIONS AND ANSWERS ABOUT THE MEETING
Q:     What is being voted on?

A: (1)	The election of one director to serve on the Company’s Board of Directors for a one-year term and the election of four directors to serve on the Company’s Board of Directors for a two-year term; and

(2)	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007 (“fiscal 2006”).
Q:     How does the Board recommend I vote on these proposals?

A:	The Board of Directors recommends a vote FOR each of the nominees for director listed in this proxy statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.
Q:     Who is entitled to vote?

A:	The record date for the annual meeting is April 3, 2006. Holders of record of the Company’s common stock as of the close of business on that date are entitled to vote at the annual meeting.
Q:     How can I vote my shares?

A:	If your shares are registered directly in your name, you are considered the “stockholder of record” with respect to those shares and the proxy materials and proxy card are being sent directly to you by the Company. As the stockholder of record, you may sign and date the enclosed proxy card and return it in the pre-paid envelope, or attend and vote at the annual meeting in person. If, like most shareholders, your shares are held by a broker as nominee (that is, in “street name”), the proxy materials are being forwarded to you by your broker together with a voting instruction card. You should follow the instructions included on that card in order to instruct the broker how to vote the shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.
Q:     Can I revoke my proxy?

A:	Yes. Any shareholder of record has the power to revoke his or her proxy at any time before it is voted by delivering a written notice of revocation to the Secretary of the Company at the Company’s principal executive offices, by delivering a proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person. However, your mere presence at the annual meeting, without voting in person, will not, by itself, revoke your proxy. For shares held in street name, you may revoke a proxy by submitting new voting instructions to the broker or, if you have obtained a legal proxy from the broker giving you the right to vote the shares at the annual meeting, by attending the meeting and voting in person.

Q:     How many shares can vote?

A:	As of the close of business on the record date of April 3, 2006, 72,802,736 shares of common stock of the Company were issued and outstanding. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote.
Q:     How is a quorum determined?

A:	A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. A majority of the shares of the Company’s common stock entitled to be voted will constitute a quorum. The election inspector will treat shares referred to as “broker non-votes” (that is, shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted as present for quorum purposes.
Q:     What vote is required to approve each proposal?

A:	Once a quorum has been established, directors are elected by a plurality of the votes cast by holders of shares entitled to vote on this matter at the annual meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

To ratify the appointment of the Company’s independent registered public accounting firm, holders of a majority of the shares represented at the annual meeting, either in person or by proxy, and entitled to vote on the matter must vote in favor of the proposal.

If a broker has physically indicated on the proxy that it does not have discretionary authority to vote on any matter, those shares will be treated as not present and not voting on or entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).
Q:     What happens if a shareholder abstains?

A:	The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter and will be disregarded in the calculation of a plurality of votes cast.
Q:     How will shares be voted if a shareholder returns a blank proxy card?

A:	If a shareholder signs and sends in a proxy card and does not indicate how the shareholder wants to vote, the election inspector will count that proxy as a vote FOR each of the director nominees named in this proxy statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.
Q:     How will voting on any other business be conducted?

A:	Although the Board of Directors does not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business comes before the annual meeting, a shareholder’s signed proxy card gives authority to the proxy holders to vote on those matters at their discretion.

Q:     How will the votes be counted?

A:	Votes cast by proxy or in person at the annual meeting will be counted by U.S. Stock Transfer, the Company’s appointed inspector of election for the meeting.
Q:     Who will bear the costs of this solicitation?

A:	The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. The Company may also engage a proxy solicitation company in connection with the annual meeting for a fee that is not expected to exceed $50,000 plus out-of-pocket expenses.
Q:     May I propose actions for consideration at next year’s annual meeting?

A:	Yes. Shareholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2007 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Commission (“SEC”). To be eligible for inclusion, shareholder proposals must be received no later than December 16, 2006 and must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be sent to the Company’s Corporate Secretary at 3450 E. Miraloma Avenue, Anaheim, California 92806. If you intend to present a proposal at our 2007 annual meeting, but you do not intend to have it included in our 2007 proxy statement, your proposal must be delivered to the Company’s Corporate Secretary no later than March 1, 2007.
PROPOSAL 1
ELECTION OF DIRECTORS
      The Company’s Bylaws provide that the authorized number of directors of the Company shall not be less than five or more than nine until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by approval of the outstanding shares. The exact number of directors shall be fixed by amendment of the Bylaws duly adopted either by the Board of Directors or the shareholders. The exact number of authorized directors as of the date of this Proxy Statement is eight.
      The Company’s Bylaws provide that, in the event the number of directors is fixed with at least six but less than nine, the Board of Directors shall be divided into two classes, designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors. At this year’s annual meeting, one Class I director will be elected to serve for a one-year term and until his or her successor shall have been duly elected and qualified. Four Class II directors will be elected to serve for a two-year term and until their successors shall have been duly elected and qualified.
      The accompanying proxies solicited by the Board of Directors will be voted for the election of the five nominees named below, unless the proxy card is marked to withhold authority to vote. Each of the nominees is currently serving as a director of the Company and, with the exception of Mr. Weiss, was previously elected to the present term of office by the shareholders of the Company.
      The nominees for election as directors are:

Class	Nominee	Term

I	Michael Weiss	One-year term expiring at the 2007 annual meeting
II	Seth R. Johnson	Two-year term expiring at the 2008 annual meeting
II	Sally Frame Kasaks	Two-year term expiring at the 2008 annual meeting
II	Thomas M. Murnane	Two-year term expiring at the 2008 annual meeting
II	Peter Starrett	Two-year term expiring at the 2008 annual meeting

      If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes may vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.
      For the purpose of electing directors, each shareholder is entitled to one vote per share for each of the five directors to be elected. The five candidates receiving the highest number of votes will be elected. Shares present but not voting will be disregarded (except for quorum purposes) and votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card. Cumulative voting will not apply.
      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.
Nominees
      The following table provides information regarding each nominee for election to the Board of Directors as well as all other members of the Board of Directors. The ages shown are as of April 3, 2006. The Board of Directors has affirmatively determined that each of Messrs. Cummin, Goldstein, Jensen, Murnane, Starrett and Weiss, as well as Ms. Kasaks, is an independent director as defined in the rules of The Nasdaq Stock Market (“NASDAQ”).

		Director
Name (Age)	Business Experience and Directorships	Since

Pearson C. Cummin III (63)*	Managing Member, Grey Fox Associates, LLC, since December 2002. Previously, General Partner of Consumer Venture Partners, a venture capital investment firm, from January 1986 to December 2002. Director, chairman of the audit committee, and member of the nominating and governance committee of The Boston Beer Company.	1988

Michael Goldstein (64)*	Director of Finlay Enterprises, Inc., 4 Kids Entertainment, Martha Stewart Omnimedia, Medco Health Solutions, United Retail Group. Chairman of Toys “R” Us Children’s Fund, Inc. Previously, served Toys “R” Us, Inc. as Chairman of the Board from February 1998 to June 2001, including acting Chief Executive Officer from August 1999 to January 2000, Vice Chairman of the Board and Chief Executive Officer from February 1994 to February 1998 and Chief Financial Officer from 1983 to February 1994.	2004

Julius Jensen III (72)*	Managing General Partner of Copley Venture Partners, a venture capital investment firm, since 1985.	1988

Seth R. Johnson (52)**	Chief Executive Officer since April 2005. Member of the Board of Directors since November 2004. Mr. Johnson joined the Company as Chief Operating Officer in November 2004. Prior to joining the Company, he was employed for 12 years by Abercrombie & Fitch, most recently as Chief Operating Officer and a member of their Board of Directors. Prior retail experience included employment at The Limited, BATUS Retail Group and Dayton Hudson, Inc. during a retail career that has spanned 26 years.	2004

		Director
Name (Age)	Business Experience and Directorships	Since

Sally Frame Kasaks (61)**	Lead Director since March 2006. Business consultant since January 1997. Previously, Chairman and Chief Executive Officer of Ann Taylor Stores, Inc., a specialty apparel retailer, where she was employed from February 1992 to August 1996. President and Chief Executive Officer of Abercrombie and Fitch, which was a specialty apparel retailing division of The Limited, Inc., from February 1989 to February 1992. Chairman and Chief Executive Officer of The Talbots, Inc., which was a specialty apparel retailing division of General Mills Co., from November 1985 to September 1988. Director of The Children’s Place, Inc. as well as Crane and Company (privately-held).	1997

Thomas M. Murnane (59)**	Retired as Partner from PricewaterhouseCoopers, where he held various retail and strategic consulting positions, including service in the Management Horizons Division and PwC Consulting, from 1980 to 2002. Co-founder of ARC Business Advisors, a New York LLC involved in strategic consulting and business advisory services for private equity, merger and acquisition, and other deal-oriented firms. Director, chairman of the governance committee, and member of one or more additional board committees of each of The Pantry, Inc. (lead director), Finlay Enterprises, Inc., and Captaris, Inc.	2003

Peter Starrett (58)**	Founder and President, Peter Starrett Associates, a retail consulting firm, since August 1998. From 1990 to 1998, Mr. Starrett was President of Warner Bros. Studio Stores, a division of Time Warner. Prior to that, Mr. Starrett served in various senior management positions at Federated and May Department Stores. Director of AFC Enterprises, Inc., Guitar Center, Inc., and H. H. Gregg, Inc.	2003

Michael Weiss (64)***	Mr. Weiss spent 23 years at Limited Brands where he was most recently Chief Executive Officer of Express, a 1,000 store division of Limited Brands, until March 2004. Prior to Limited Brands, Mr. Weiss held both manufacturing and retailing positions at Apparel Industries, Casual Corner and Abraham and Straus.	2005

*	Current Class I director serving until the 2007 annual meeting of shareholders and until his successor shall have been duly elected and qualified.

**	Nominee for election as Class II director at the 2006 annual meeting of shareholders to serve until the 2008 annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.

***	Nominee for election as Class I director at the 2006 annual meeting of shareholders to serve until the 2007 annual meeting of shareholders and until his successor shall have been duly elected and qualified.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Compensation of Directors
      During the year ended January 28, 2006 (“fiscal 2005”), non-employee directors received compensation for their services to the Board of Directors and related committees as follows:

Amount	Description

$20,000	Board member annual retainer, disbursed in equal payments for each regularly scheduled Board meeting
5,000	Audit committee chairman annual retainer, disbursed in same manner as Board member annual retainer
3,000	Fee for attendance at each Board meeting
750	Fee for participation in each telephonic Board meeting or committee meeting attended
      All directors were reimbursed for expenses incurred in attending meetings of the Board of Directors. Each non-employee director of the Company received an annual stock option to purchase 9,000 shares of Company common stock, with an exercise price equal to the closing market price of the Company’s common stock on the date of the grant. Mr. Johnson, who is an executive officer of the Company, was not paid any fees or additional remuneration for his services as a member of the Board of Directors.
      For fiscal 2006, non-employee directors will be compensated as follows for their services to the Board of Directors and related committees:

Amount	Description

$30,000	Board member annual retainer, disbursed in equal payments for each regularly scheduled Board meeting.
10,000	Audit committee chairman annual retainer, disbursed in same manner as Board member annual retainer.
5,000	Non-audit committee chairman annual retainer, disbursed in same manner as Board member annual retainer.
3,000	Attendance fee for each in-person Board meeting.
1,250	Attendance fee for each telephonic Board meeting or committee meeting of any kind.
Board of Directors Stock Ownership Guidelines
      The Board of Directors of the Company has concluded that it is in the best interests of the Company for each non-employee member of the Board to directly own shares of common stock in the Company. The Board has established an ownership goal in Company common stock for each non-employee director of a total market value equal to five times the annual cash retainer paid to the member of the Board for his/her services on the Board (that is, the ownership goal currently equals $150,000). This ownership goal must be attained by November 2010 for current members of the Board, and within five years of appointment or election to the Board for any future new members of the Board. The Board of Directors may modify these guidelines at any time.
Committees of the Board of Directors
      The Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. All members of each of the Board committees satisfy the independence requirements of the NASDAQ and applicable law (including, in the case of members of the Audit Committee, Rule 10A-3 promulgated under the Securities Exchange Act of 1934). The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are as follows:

Nominating and
		Compensation	Governance
Director	Audit Committee	Committee	Committee

Seth R. Johnson, Chief Executive Officer
Michael Goldstein	XX
Julius (Reb) Jensen III	X
Pete Cummin III		XX	X
Sally Frame Kasaks		X	XX
Thomas Murnane	X
Peter Starrett		X	X
Michael Weiss		X	X

X = Member
XX = Chair
      Audit Committee. The primary responsibility of the Audit Committee is to confirm the independence of the Company’s independent registered public accounting firm, review the scope of audit and non-audit assignments, and assess the adequacy of internal controls. The Audit Committee meets with management and the Company’s independent registered public accounting firm. The Audit Committee Charter, which was most recently amended and restated in January 2006, sets forth the authority and responsibilities of the Audit Committee and is available on the Company’s website at www.pacsun.com. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the independence requirements of the NASDAQ and applicable law. The Board of Directors has affirmatively determined that each of the members of the Audit Committee meets these independence requirements. The Board of Directors has also determined that Mr. Goldstein, the chairperson of the Audit Committee, and Mr. Jensen have accounting and related financial management expertise within the meaning of the listing standards of the NASDAQ and that each of them qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The Audit Committee met ten times during fiscal 2005.
      Compensation Committee. The primary responsibility of the Compensation Committee is to establish compensation and incentives for the Company’s executive officers and to administer the Company’s incentive compensation and benefit plans, including the Company’s 1992 Stock Award Plan, the Company’s 1999 Stock Award Plan and the 2005 Performance Incentive Plan (together, the “Stock Award Plans”), and the Pacific Sunwear of California, Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”). The Compensation Committee Charter, which was most recently amended and restated in June 2005, is available on the Company’s website at www.pacsun.com. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than three board members who satisfy the independence requirements of the NASDAQ and applicable law. The Board of Directors has affirmatively determined that each of the members of the Compensation Committee meets these independence requirements. The Compensation Committee met eleven times and took action by written consent 14 times during fiscal 2005.
      Nominating and Governance Committee. The Nominating and Governance Committee reviews the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission, and the listing standards of the NASDAQ. The Committee also recommends qualified candidates as directors of the Company, including the slate of directors, which the Board proposes for election by shareholders at the Company’s annual meetings of shareholders. The Nominating and Governance Committee Charter, which was most recently amended and restated in May 2005, is available on the Company’s website at www.pacsun.com. The Nominating and Governance Committee Charter requires that the Nominating and Governance Committee consist of no fewer than three board members who satisfy the independence requirements of the NASDAQ and applicable law. The Board of Directors has affirmatively determined that each of the members of the Nominating and Governance Committee meets these independence requirements. The Nominating and Governance Committee considered and recommended the five nominees presented for election as directors at the annual meeting. The Nominating and Governance Committee met six times during fiscal 2005.
      Criteria the Nominating and Governance Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by the NASDAQ. While the Nominating and Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Committee is guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to the Company’s affairs; (e) each director should represent the long-term interests of the Company’s shareholders as a whole; and (f) directors should be selected such that the Board represents a diversity of background and experience. Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a shareholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of shareholders. The Nominating and Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.
      The Nominating and Governance Committee will consider written proposals from shareholders for nominees to the Board of Directors. Nominations should be submitted to the Nominating and Governance Committee, c/o the Corporate Secretary, and should include the following: (a) a brief biographical description of the proposed nominee (including his or her occupation for at least the last five years), and a statement of his or her qualifications, taking into account the principles used by the Committee in evaluating possible candidates, as described above; (b) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company’s common stock owned by such shareholders(s); (c) a statement detailing any relationship between the proposed nominee and any customer, supplier or competitor of the Company; (d) detailed information about any relationship or understanding between the nominating stockholder(s) and the proposed nominee; and (e) the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving on the Board of Directors if elected. Nominees recommended by shareholders in accordance with these procedures will receive the same consideration given to nominees of management, the Board of Directors and the Nominating and Governance Committee.
Attendance at Board and Committee Meetings
      During fiscal 2005, the Board of Directors met eight times and took action by written consent twice. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which such director served. The Company strongly encourages its directors to attend its annual meetings of shareholders. All of the Company’s directors attended the 2005 annual meeting of shareholders.
CORPORATE GOVERNANCE
      The Company’s Board of Directors and management are committed to good corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. The Board of Directors and management review the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission, and the listing standards of the NASDAQ. The Company maintains numerous good governance practices and policies, including:

•	A majority of the members of the Company’s Board of Directors are independent;

•	The charter for each committee of the Board of Directors is reviewed and, if warranted, amended on at least an annual basis;

•	All members of the Audit, Compensation, and Nominating and Governance Committees meet the appropriate tests for independence; and

•	The Company has a Code of Ethical Standards, Business Practices and Conduct (the “Ethics Code”) that applies to all officers and employees.
      The Ethics Code is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The Ethics Code is available on the Company’s website at www.pacsun.com. If the Company makes any substantive amendments to the Ethics Code or grants any waiver, including any implicit waiver, from a provision of the Ethics Code to its Chief Executive Officer, Chief Financial Officer, or Vice President, Controller, it will disclose the nature of such amendment or waiver on its website.
      Shareholders may communicate with the Company’s Board of Directors care of the Corporate Secretary, Pacific Sunwear of California, Inc., 3450 East Miraloma Avenue, Anaheim, California 92806. All mail received will be opened and screened for security purposes. All communications that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and obviously frivolous or inappropriate communications will be forwarded. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as consumer complaints, will be forwarded to the appropriate executive. Any items not forwarded pursuant to this policy will be made available to any director who requests them. Mail addressed to a particular director or Board committee will be forwarded or delivered to that director or committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board. To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may place an anonymous, confidential, toll-free call in the United States to our Corporate Governance Hotline at (800) 850-9537. This hotline is accessible 24 hours a day, 7 days a week, 365 days a year.
EXECUTIVE OFFICERS
      The following is a list of the Company’s executive officers as of April 3, 2006, followed by their biographical information (other than for Mr. Johnson, whose biographical information appears under “Election of Directors — Nominees”):

Executive Officer	Age	Title

Seth R. Johnson	52	Chief Executive Officer
Wendy E. Burden	52	Chief Operating Officer
Gerald M. Chaney	59	Senior Vice President, Chief Financial Officer
Thomas M. Kennedy	44	Division President, PacSun
Lou Ann Bett	44	Division President, d.e.m.o.
      Wendy E. Burden, who joined the Company in November 2005, is the Company’s Chief Operating Officer. Prior to joining the Company, Ms. Burden was employed for six years by Victoria Secret Stores, a division of Limited Brands, Inc., Corp., where she initially served as Executive Vice President of Operations and Administration and most recently held the position of Executive Vice President of Business Strategy and Operations. Prior to that, Ms. Burden spent 18 years with PepsiCo, Inc., serving in various positions including Vice President and General Manager of Pepsi-Cola Bottling Company, Vice President and Chief Financial

Officer of Eastern Europe for Pepsi-Cola International and Vice President and Chief Financial Officer of Pepsi West.
      Gerald M. Chaney, who joined the Company in December 2004, is the Company’s Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Chaney was employed for four years by Polo Ralph Lauren as Senior Vice President, Chief Financial Officer. Prior to that, Mr. Chaney served as Senior Vice President, Chief Financial Officer of Kellwood Company, Senior Vice President of Administration and Chief Financial Officer of Petrie Retail, Senior Vice President of Operations and Chief Financial Officer at Crystal Brands, and held Director of Finance and Vice President of Finance roles at General Mills Fashion Group and Scott Paper.
      Thomas M. Kennedy, who joined the Company in May 2004, is the Company’s Division President of PacSun. In this position, he has responsibility for all merchandising, design and marketing of the PacSun division. Mr. Kennedy has more than 20 years experience in the retail and apparel industries. Prior to joining the Company, Mr. Kennedy was employed for three years as Vice President of Global Lifestyle Apparel at Nike, Inc. Prior to that, Mr. Kennedy spent eight years at The Gap, Inc. in various merchandising positions in roles of increased responsibility within both Gap and Old Navy, including Buyer, Merchandise Manager, Divisional Merchandise Manager, and Vice President of Men’s Apparel.
      Lou Ann Bett, who joined the Company in May 2005, is the Division President of d.e.m.o. In this position, she has responsibility for all merchandising, design and marketing of the d.e.m.o. concept. Ms. Bett has more than 20 years experience in the retail and apparel industries. Prior to joining the Company, Ms. Bett was employed for 18 years by The Limited Corp. with roles of increased responsibility within its Express Division, including Buyer, Sr. Buyer, VP/Merchandise Manager, VP/ General Merchandising Manager of Express Women’s, and VP/General Merchandising Manager of Express Men’s.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
      The following table sets forth information as of April 3, 2006 (except where another date is indicated) with respect to the beneficial ownership of the Company’s common stock by each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, each director of the Company, each nominee for election to the Board of Directors, each current executive officer named in the Summary Compensation Table set forth under “Executive Compensation and Other Information,” and by all directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

	Amount in	Percentage
	Shares of	of Total
	Beneficial	Shares
Name and Address of Beneficial Owner	Ownership	Outstanding

FMR Corp. and related parties(1)	10,744,000	14.8%
82 Devonshire Street
Boston, MA 02109
Mellon Financial Corporation and related parties(2)	4,542,292	6.2%
One Mellon Center
Pittsburgh, PA 15258
Wellington Management Company, LLP(3)	4,169,019	5.7%
75 State Street
Boston, MA 02109
Julius Jensen III(4)	406,848	*
Pearson C. Cummin III(5)	313,084	*
Sally Frame Kasaks(6)	135,563	*
Peter Starrett(7)	39,813	*
Thomas M. Murnane(7)	31,813	*
Michael Goldstein(8)	13,000	*
Michael Weiss	1,000	*
Seth R. Johnson(9)	147,501	*
Thomas M. Kennedy(10)	62,500	*
Gerald M. Chaney(11)	45,314	*
Lou Ann Bett(12)	10,833	*
Wendy E. Burden	—	—
All directors and executive officers as a group (12 persons)(13)	1,207,269	1.6%

*	Less than one percent.

(1)	Share ownership for FMR Corp. and related parties is given as of December 31, 2005, and was obtained from a Schedule 13G/A, dated February 14, 2006, filed with the Securities and Exchange Commission. FMR Corp. and related parties have sole voting power with respect to 688,375 shares and sole dispositive power with respect to 10,744,000 shares. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Fidelity Management & Research Company, Fidelity Low Priced Stock Fund, Edward C. Johnson 3d and members of the Edward C. Johnson 3d family, and Fidelity Management Trust Company are also deemed to be beneficial owners of such securities.

(2)	Share ownership for Mellon Financial Corporation and related parties is given as of December 31, 2005, and was obtained from a Schedule 13G/ A, dated February 15, 2006, filed with the Securities and Exchange Commission. Mellon Financial Corporation and related parties have sole voting power with respect to 2,892,099 shares, sole dispositive power with respect to 4,471,299 shares, and shared voting and dispositive power with respect to 70,993 shares. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Mellon Trust of New England, N.A., Mellon Bank, N.A.,

Mellon Trust of California, Founders Asset Management LLC, Franklin Portfolio Associates LLC, Mellon Capital Management Corporation, Mellon Equity Associates, LLP, The Dreyfus Corporation, The Boston Company Asset Management, LLC, Dreyfus Service Corporation, MBC Investments Corporation, and The Boston Company, Inc. are also deemed to be beneficial owners of such securities.

(3)	Share ownership for Wellington Management Company, LLP is given as of December 31, 2005, and was obtained from a Schedule 13G, dated February 14, 2006, filed with the Securities and Exchange Commission. Wellington Management Company, LLP has shared voting power with respect to 3,288,469 shares and shared dispositive power with respect to 4,169,019 shares.

(4)	Includes 23,062 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 3, 2006.

(5)	Includes 115,313 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 3, 2006.

(6)	Includes 135,563 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 3, 2006.

(7)	Includes 29,813 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 3, 2006.

(8)	Includes 8,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 3, 2006.

(9)	Includes 137,501 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 3, 2006.

(10)	Includes 62,500 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 3, 2006.

(11)	Includes 45,314 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 3, 2006.

(12)	Includes 10,833 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 3, 2006.

(13)	Includes 597,712 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 3, 2006.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Except as follows, to the Company’s knowledge, based solely on its review of copies of reports furnished to the Company and written representations that no other reports were required, during fiscal 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were satisfied. One Form 4 for each of Pearson C. Cummin III, Michael Goldstein, Julius Jensen III, Sally Frame Kasaks, Thomas M. Murnane, Peter Starrett and Thomas M. Kennedy was inadvertently not filed on a timely basis, each of which disclosed the annual grant of options to purchase shares of the Company’s common stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Executive Compensation
      The following table sets forth all compensation paid to or earned by the Company’s executive officers for each of fiscal 2005 and the fiscal years ended January 29, 2005 (“fiscal 2004”) and January 31, 2004 (“fiscal 2003”).
Summary Compensation Table

				Long-term Compensation
		Annual
		Compensation(8)		Securities
				Underlying	All Other
	Fiscal	Salary	Bonus	Options	Compensation
Name and Title	Year	($)	($)	(#)	($)(9)

Seth R. Johnson	2005	976,923	1,100,000	150,000	69,514
Chief Executive Officer(1)	2004	196,154	300,000	150,000	42,000
Greg H. Weaver	2005	484,616	440,000	75,000	2,480
Executive Chairman of the Board(2)	2004	938,462	1,425,000	300,000	73,456
	2003	850,000	1,700,000	—	54,980
Wendy E. Burden	2005	108,810	225,000	70,000	—
Chief Operating Officer(3)
Gerald M. Chaney	2005	550,000	184,415	25,000	27,905
Senior Vice President, Chief	2004	78,269	250,000	100,000	—
Financial Officer(4)
Thomas M. Kennedy	2005	563,461	192,796	100,000	142,619
Division President, PacSun(5)	2004	355,769	220,875	75,000	159,760
Lou Ann Bett	2005	328,846	163,164	40,000	46,823
Division President, d.e.m.o.(6)
Timothy M. Harmon	2005	425,000	—	125,000	—
President and Chief	2004	688,462	662,800	150,000	52,298
Merchandising Officer(7)	2003	600,000	804,000	—	42,700

(1)	Mr. Johnson joined the Company on November 1, 2004 as Chief Operating Officer. Effective April 1, 2005, in accordance with his employment agreement, Mr. Johnson became the Chief Executive Officer.

(2)	Until April 1, 2005, Mr. Weaver’s title was Chairman of the Board and Chief Executive Officer. Effective April 1, 2005, Mr. Weaver no longer retained the Chief Executive Officer title but remained an employee of the Company as Executive Chairman of the Board. On April 1, 2006, Mr. Weaver retired from the Company and its Board of Directors.

(3)	Ms. Burden joined the Company on November 8, 2005.

(4)	Mr. Chaney joined the Company on December 2, 2004.

(5)	Mr. Kennedy joined the Company on May 10, 2004.

(6)	Ms. Bett joined the Company on May 2, 2005.

(7)	Mr. Harmon retired from the Company on August 20, 2005.

(8)	The annual compensation reported does not include the value of certain perquisites that in the aggregate did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive.

(9)	Amounts shown for 2005 represent Company contributions to the Company’s Executive Deferred Compensation Plan (the “EDCP”) of $53,522, $27,905, $142,619, and $14,593, respectively, for Messrs. Johnson, Chaney and Kennedy and Ms. Bett. The Company contributions to the EDCP are credited for the benefit of each executive, subject to vesting requirements. In the case of Mr. Johnson and Ms. Bett, the amount shown for 2005 also includes $12,032 and $32,230, respectively, for relocation expenses paid for by the Company. Also, in the case of Messrs. Johnson and Weaver, the amount shown for 2005 includes an annual premium of $3,960 and $2,480, respectively, paid by the Company with respect to term life insurance policies purchased for their benefit.

Summary of Option Grants
      The following table sets forth certain information with respect to grants of stock options during fiscal 2005 to the executive officers of the Company.
Option Grants in the Latest Fiscal Year

					Potential Realizable
					Value at Assumed
	Number of	Percentage of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation
	Underlying	Granted to	Exercise		for Option Term
	Options	Employees in	Price Per	Expiration
Name	Granted(1)(#)	Fiscal Year(%)	Share(2)($)	Date	5%($)	10%($)

Seth R. Johnson	150,000	9.6	27.38	04/01/12	1,671,961	3,896,381
Wendy E. Burden	70,000	4.5	27.28	11/08/12	777,399	1,811,670
Gerald M. Chaney	25,000	1.6	26.46	03/01/12	269,297	627,576
Thomas M. Kennedy	100,000	6.4	26.46	03/01/12	1,077,188	2,510,305
Lou Ann Bett	40,000	2.6	22.26	05/02/12	362,482	844,738
Greg H. Weaver(3)	75,000	4.8	27.38	04/01/12	835,981	1,948,191
Timothy M. Harmon(3)	125,000	8.0	26.46	03/01/12	1,346,485	3,137,882

(1)	All options, with the exception of those granted to Ms. Burden, were granted under the Pacific Sunwear of California, Inc. 1999 Stock Award Plan. Options granted to Ms. Burden were granted under the Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan. All options have a term of 7 years, subject to earlier termination in certain events related to termination of employment. Acceleration of the exercisability of the options may occur under certain circumstances, including a change in control of the Company. Options begin vesting one year after the grant date. In the case of the grants to Messrs. Weaver, Johnson and Harmon, 33% of the options vest on the initial vesting date and, thereafter, options continue to vest at the rate of 2.78% each calendar month. In the case of the grants to Messrs. Chaney and Kennedy, and Ms. Burden and Ms. Bett, 25% of the options vest on the initial vesting date and, thereafter, options continue to vest at the rate of 2.08% each calendar month.

(2)	The exercise price and tax withholding obligations, if any, related to exercise may be paid by delivery of already owned shares and by offset of the underlying shares, respectively, subject in each case to certain conditions.

(3)	Messrs. Weaver and Harmon retired from the Company on April 1, 2006 and August 20, 2005, respectively. Accordingly, only 25,000 options have vested in the case of Mr. Weaver, and Mr. Harmon’s grant did not vest at all. There is no future potential realizable value related to the non-vested portions of these grants.

Summary of Options Exercised
      The following table provides information with respect to the exercise of stock options during fiscal 2005 by the executive officers of the Company, together with the fiscal year-end value of unexercised options.
Aggregated Option Exercises in the Latest Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at Fiscal Year-End		Fiscal Year-End(1)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Seth R. Johnson	—	$—	58,334	241,666	$36,167	$56,833
Wendy E. Burden	—	—	—	70,000	—	—
Gerald M. Chaney	—	—	27,083	97,917	77,187	207,813
Thomas M. Kennedy	—	—	31,251	143,749	116,566	163,184
Lou Ann Bett	—	—	—	40,000	—	78,400
Greg H. Weaver	351,563	4,797,429	318,229	302,865	1,728,710	1,465,942
Timothy M. Harmon	326,150	4,022,612	—	—	—	—

(1)	Market value of the securities underlying the “in-the-money” options at exercise date or year-end, as the case may be, minus the exercise price of such options.
Severance Agreements and Change-in-Control Arrangements
      The Company and Mr. Johnson are parties to an Employment Agreement dated as of October 11, 2004, pursuant to which Mr. Johnson is entitled to a base salary of $1,000,000 per year effective April 1, 2005, upon his becoming Chief Executive Officer of the Company. Future annual compensation adjustments are determined by the Compensation Committee of the Company’s Board of Directors. Mr. Johnson is also entitled to an annual bonus equal to a percentage of his base salary based upon the Company’s achievement of certain net income goals. Mr. Johnson also receives certain other benefits, including a car allowance of $1,000 per month. The Employment Agreement terminates on October 31, 2006, unless the Company exercises its option to extend the agreement for one additional year. The Company must provide notice of its intention to renew no later than 90 days prior to the expiration of the initial two-year term. If Mr. Johnson is terminated without cause, he will be entitled to his then current annual salary for a period of one year following the effective date of his termination, or until the remainder of the initial term of the agreement or subsequent extension term, whichever is greater. Mr. Johnson will also receive his then current annual salary for a period of one year if the Company does not elect to renew his employment agreement at the end of the initial term. In addition, Mr. Johnson is entitled to a pro rata portion of any bonus to which he would otherwise have earned.
      The Company and Mr. Chaney are parties to a severance agreement dated as of November 22, 2004 which covers severance and bonus payments in the event of termination. Mr. Chaney will be entitled to his then current annual salary for a period of twelve months, if terminated without cause. Additionally, Mr. Chaney will also be entitled to a pro-rata portion of any bonus to which he would otherwise be entitled if he is terminated in the fourth quarter of any fiscal year.
      The Company and Mr. Kennedy are parties to an Employment Agreement dated as of April 1, 2005, pursuant to which Mr. Kennedy is entitled to a base salary of $575,000 per year effective April 1, 2005, through March 31, 2006. Future annual compensation adjustments are determined by the Compensation Committee of the Company’s Board of Directors. Mr. Kennedy is also entitled to an annual bonus equal to a percentage of his base salary based upon the Company’s achievement of certain net income goals. Mr. Kennedy also receives certain other benefits, including a car allowance of $750 per month. The Employment Agreement terminates on March 31, 2007, unless the Company exercises its option to extend the agreement for one additional year. The Company must provide notice of its intention to renew no later than 90 days prior to the expiration of the initial two-year term. If Mr. Kennedy is terminated without cause, he will be entitled to his then current annual salary for a period of one year following the effective date of his termination, or until the remainder of the initial term of the agreement, whichever is greater. In addition, Mr. Kennedy is entitled to a pro rata portion of any bonus to which he would otherwise have earned.
      The Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan (the “2005 Plan”) and the Executive Deferred Compensation Plan provide for acceleration of the vesting of awards granted there under and Company contributions credited there under, respectively, upon the occurrence of certain events. Under the 2005 Plan, in the event the shareholders of the Company approve the dissolution or liquidation of the Company, certain mergers or consolidations, or the sale of all or substantially all of the assets of the Company (a “Change in Control”), unless prior to such event the Board of Directors determines that there shall be either no acceleration or limited acceleration of awards, each option and related stock appreciation right will become immediately exercisable, restricted stock will immediately vest and the number of shares covered by each performance share award will be issued to the participant. Under the Executive Deferred Compensation Plan, in the event of a Change in Control, unless prior to such event the Board of Directors determines that there shall be either no acceleration of vesting of Company contributions or immediate payout of account balances, Company contribution amounts will immediately vest and there will be immediate payout of account balances to participants. In addition, in the event of a Change in Control, the Company has the right to terminate incentive cash bonus awards made under the 2005 Plan by making a payment to the award recipient on a pro rata basis based on the actual performance for the number of days in the applicable performance period that occurred prior to the Change in Control and the projected bonus level that would be achieved based on actual performance prior to the Change in Control plus budgeted performance for the balance of the year.
      On April 1, 2006, Mr. Weaver retired from the Company and its Board of Directors. Under the Amended and Restated Employment Agreement (the “Employment Agreement”) between Mr. Weaver and the Company, Mr. Weaver served as Executive Chairman of the Board of Directors and received a base salary of $400,000 per year from April 1, 2005 through March 31, 2006. On April 1, 2006, Mr. Weaver received a lump-sum payment of $300,000 in lieu of any further salary payments and concurrently terminated his employment with the Company. In addition, Mr. Weaver will receive continuing medical insurance coverage for one year following April 1, 2006, and will be eligible to receive, within 60 days of the end of the Company’s current fiscal year, a bonus for fiscal 2006, prorated based on the portion of the fiscal year during which he served as Executive Chairman.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      During fiscal 2005, the Company’s Compensation Committee consisted of Pearson C. Cummin III, Sally Frame Kasaks, Peter Starrett and, effective November 2005, Michael Weiss. No member of the Compensation Committee is either a former or current officer or employee of the Company or its subsidiaries, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board of Directors or Compensation Committee.
      THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE COMPENSATION COMMITTEE
To: The Board of Directors
      As members of the Compensation Committee, we are responsible for administering the Company’s incentive plans, including the Stock Award Plans. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews compensation for the executive officers of the Company with the Board. The Compensation Committee is comprised entirely of non-employee directors. In accordance with the Compensation Committee’s Amended and Restated Charter, which was most recently amended and restated in June 2005, the Compensation Committee may retain, in its discretion and at the Company’s expense, such independent consultants, advisors and experts as may be required for the Committee to carry out its duties. The Committee has the sole authority to retain and terminate such consultants, advisors and experts and approves their fees and other retention terms.
Overall Compensation Policies
      The primary compensation policy of the Company, which is endorsed by the Compensation Committee, is that a significant portion of the compensation of each executive officer should be based upon the financial performance of the Company and the contribution to that performance made by the executive officer. Thus, a significant portion of the compensation for each executive officer is “at risk.” The Company and the Compensation Committee also believe that executive compensation should serve to attract and retain key employees and provide them with incentives to assist the Company in achieving strategic and financial goals that ultimately enhance the value of the Company’s stock. To further these goals, the Company’s compensation structure for executive officers has three components:

•	Long-Term Incentive Awards

•	Annual Bonus

•	Base Salary
      The Company has never had and does not currently have a supplemental executive retirement plan.
      The awards, bonus and base salary for the Company’s Chief Executive Officer, Seth R. Johnson, is determined and approved by the Compensation Committee. The awards, bonus and base salary for the other executive officers of the Company are recommended by Mr. Johnson, subject to review, adjustment and final determination and approval by the Compensation Committee.
      Long-Term Incentive Awards. The Company from time to time provides long-term incentives to key employees through the grant of stock option and restricted stock awards under the Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan (the “2005 Plan”). These long-term incentives are designed to couple the interests of key employees with those of shareholders in that the potential realizable value of the awards is directly related to the future value of the Company’s stock.
      The Compensation Committee’s current philosophy is that the Company should grant stock options to executive officers upon initial employment and on an annual basis thereafter, and that stock options should constitute the majority of an executive’s long-term incentives.
      The Compensation Committee also may grant restricted stock awards from time to time. Currently, there is no program of annual restricted stock grants and in fiscal 2005, the Compensation Committee did not grant any restricted stock awards.
      The stock options granted by the Compensation Committee to named executive officers in fiscal 2005 are identified under the “Summary of Option Grants” table above. The Compensation Committee granted these options after considering, among other factors, each executive officer’s contributions and expected future contributions to the Company and, in the case of grants to Messrs. Johnson and Chaney, the Compensation Committee’s subjective judgment of the number of options to be granted as part of an offer of employment.

The Compensation Committee also considered the recommendations of Messrs. Weaver and Johnson as to the appropriate grant levels for each of Mr. Kennedy, Ms. Bett and Ms. Burden.
      Annual Bonus. Annual bonuses allow the Company to recognize individual performance and contributions to the Company on an annual basis. Annual bonuses for fiscal 2005, other than for Mr. Weaver and Mr. Johnson, were determined by the Compensation Committee in its discretion based on the factors described below. Mr. Weaver’s and Mr. Johnson’s bonuses were structured under the 1999 Stock Award Plan, as described below under “Tax Treatment.” Future bonus opportunities for Mr. Johnson will be structured under the 2005 Plan.
      Bonuses for the Company’s named executive officers, excluding Mr. Weaver and Mr. Johnson, and senior managers were based largely on the Company’s earnings and, to a lesser extent, on a subjective evaluation of individual job performance and achievement without regard to earnings. In the case of Ms. Bett and Ms. Burden, the bonus for fiscal 2005 was determined as part of their offer of employment.
      The 2005 Plan and 1999 Stock Award Plan permits the payment of awards in stock as well as cash, is administered by the Compensation Committee, and provides for performance-based bonuses. Under the plan, the Compensation Committee establishes (1) one or more specific performance targets that must be achieved during a specified performance period in order for a bonus to become payable, and (2) the formula for calculating the amount of the bonus if the performance targets are achieved.
      The Compensation Committee granted Mr. Weaver and Mr. Johnson a bonus opportunity under the 1999 Stock Award Plan for fiscal 2005. Mr. Weaver’s award is described in more detail below under “Compensation of Chief Executive Officer.”
      Annual bonus opportunities with respect to fiscal 2006 for Messrs. Johnson, Chaney and Kennedy, as well as Ms. Bett and Ms. Burden, have been structured under the 2005 Plan. The bonus opportunity for Mr. Johnson is described in more detail below.
      Base Salary. The base salary for Mr. Johnson is determined by the Compensation Committee and described in more detail below. The Compensation Committee determines base salaries for the Company’s other executive officers, as well as changes in such salaries, based upon recommendations of Mr. Johnson. Base salaries are determined based on factors such as length of service and a subjective determination of past performance and expected future contributions. The Compensation Committee does not, in determining the level of compensation to be paid to any executive, conduct any formal survey of the compensation paid by other public retailing companies but has from time to time reviewed publicly-available compensation information of public retailing companies.
      Tax Treatment. The Compensation Committee considers the anticipated tax treatment to the Company of the compensation and benefits paid to the executive officers of the Company in light of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally disallows a tax deduction to a public corporation for compensation in excess of $1,000,000 paid during a year to its chief executive officer or to one of its four other most highly compensated officers. However, Section 162(m) exempts qualifying “performance based” compensation from the $1,000,000 limit.
      While striving to satisfy the Company’s goal of linking a significant portion of each executive officer’s compensation to the financial performance of the Company, the Compensation Committee also strives to provide each executive officer with a compensation package that will preserve the Company’s tax deduction for such compensation. In that regard, the stock options awarded to the Company’s executive officers are intended to be qualified “performance based” compensation for purposes of Section 162(m). The Compensation Committee structured Mr. Weaver’s and Mr. Johnson’s bonus opportunities for fiscal 2005 under the 1999 Stock Award Plan to help ensure that they are fully deductible. For fiscal 2006, the bonus opportunities for Messrs. Johnson, Chaney and Kennedy, as well as for Ms. Bett and Ms. Burden, have been structured under the 2005 Plan to help ensure that they are fully deductible. Other executives’ bonuses have not been structured under the 2005 Plan because their compensation has historically not been subject to Section 162(m).

      The Compensation Committee and the Board may authorize non-deductible compensation in such circumstances, as they deem appropriate. Because of ambiguities and uncertainties in Section 162(m), no assurances can be given that compensation intended by the Company to be “performance based” within the meaning of Section 162(m) will in fact be deductible by the Company.
Compensation of the Executive Chairman of the Board and the Chief Executive Officer
      On April 1, 2005, Seth R. Johnson became Chief Executive Officer. Mr. Johnson had joined the Company as Chief Operating Officer on November 1, 2004. Concurrent with Mr. Johnson’s promotion to Chief Executive Officer, Greg H. Weaver, the Company’s former Chairman of the Board and Chief Executive Officer, became the Company’s Executive Chairman of the Board, transitioning to a time commitment to the Company of approximately 40% of full-time employment. Effective April 1, 2006, Mr. Weaver retired from the Company and its Board of Directors.
      Base Salary. In connection with Mr. Weaver’s retirement, the Company and Mr. Weaver agreed to amend Mr. Weaver’s amended and restated employment agreement. Effective April 1, 2005, Mr. Weaver’s base salary under the amended employment agreement was $400,000 per year until March 31, 2006. On April 1, 2006, Mr. Weaver received a lump-sum payment of $300,000 and ceased to be an employee of the Company. The aggregate base salary payments made to Mr. Weaver in fiscal 2005 were $484,616.
      In connection with Mr. Johnson’s employment with the Company, the Company and Mr. Johnson entered into an employment agreement as of October 11, 2004, with a term commencing on November 1, 2004 and continuing until October 31, 2006. At the end of this initial term, the Company may extend the term for one additional year. Under the agreement, Mr. Johnson served until March 31, 2005 as the Company’s Chief Operating Officer with a base salary at an annual rate of $850,000. Effective April 1, 2005, Mr. Johnson’s salary, concurrent with his promotion to Chief Executive Officer, increased to $1,000,000 annually. If the Company terminates Mr. Johnson without cause, he will receive continued payment of his salary until the later of one year after termination of employment or October 31, 2006 (or, if the Company has exercised its option to extend the term of the agreement for one year, the later of one year after termination of employment or October 31, 2007). If the Company does not exercise its extension option at the end of the initial term, Mr. Johnson will continue to receive his annual base salary for twelve months after the expiration of the initial term. Any termination of Mr. Johnson’s employment under the agreement will effect a simultaneous resignation of Mr. Johnson as a director. The aggregate base salary payments made to Mr. Johnson in fiscal 2005 were $976,923.
      Bonus. In accordance with his employment agreement, Mr. Weaver also was entitled to an annual bonus opportunity based on the Company’s performance. Mr. Weaver was granted a bonus opportunity for fiscal 2005 under the 1999 Stock Award Plan. The vesting and payment of the bonus was conditioned on the Company’s attainment of net income targets during fiscal 2005. The Compensation Committee confirmed, following the close of fiscal 2005, the net income targets achieved by the Company for this purpose and determined that Mr. Weaver was entitled to a bonus of $440,000.
      In accordance with his employment agreement, Mr. Johnson also is entitled to an annual bonus opportunity based on the Company’s performance. Mr. Johnson was granted a bonus opportunity for fiscal 2005 under the 1999 Stock Award Plan. The vesting and payment of the bonus was conditioned on the Company’s attainment of net income targets during fiscal 2005. The Compensation Committee confirmed, following the close of fiscal 2005, the net income targets achieved by the Company for this purpose and determined that Mr. Johnson was entitled to a bonus of $1,100,000. Mr. Johnson’s bonus opportunity for fiscal 2006 has been structured under the 2005 Performance Incentive Plan and is again based on the Company’s attainment of pre-determined net income growth targets. Mr. Johnson’s target bonus is 100% of base salary with a maximum bonus of 200% of base salary. Mr. Johnson’s bonus opportunity for fiscal 2006 is based on the Company’s attainment of confidential, pre-determined targets for growth in fiscal 2006 net income over fiscal 2005 net income.
      The Compensation Committee determined that the bonus opportunities described above were appropriate based on the Compensation Committee’s subjective evaluation of the roles of Messrs. Weaver and Johnson in the financial performance of the Company. The incentive awards and bonus opportunities granted to Mr. Johnson for fiscal 2006 further the Company’s policy that a significant portion of his compensation be based upon the financial performance of the Company. The Compensation Committee expects that the compensation paid to Mr. Johnson for fiscal 2006 will be fully tax deductible.
Conclusion
      The undersigned members of the Compensation Committee have submitted this report to the Board of Directors.
March 20, 2006

COMPENSATION COMMITTEE

Pearson C. Cummin III, Chairman
Sally Frame Kasaks
Peter Starrett
Michael Weiss

      THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.
PERFORMANCE GRAPH
      Set forth below is a line graph comparing the percentage change in the cumulative total return on the Company’s common stock with the cumulative total return of the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) (“NASDAQ U.S. Market”) and the CRSP Total Return Industry Index for NASDAQ Retail Trade Stocks (“NASDAQ Retail Index”) for the period commencing on February 4, 2001 and ending on January 28, 2006.
      Comparison of Cumulative Total Return from February 4, 2001 through January 28, 2006 (1)

	02/04/01	02/02/02	02/01/03	01/31/04	01/29/05	01/28/06

Pacific Sunwear	100	72	87	165	173	174
Nasdaq Market Index	100	72	50	79	78	88
Retail Index	100	119	97	142	170	184

(1)	The chart assumes that $100.00 was invested in each of the Company’s common stock, the NASDAQ U.S. Market and the NASDAQ Retail Index at the closing price for each on February 4, 2001, and that all dividends were reinvested. The closing price of the Company’s common stock on that date, adjusted for subsequent stock splits, was $13.94 per share. No cash dividends have been declared on the Company’s common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Deloitte & Touche LLP was the Company’s independent registered public accounting firm for fiscal 2005 and has reported on the Company’s consolidated financial statements included in the annual report that accompanies this proxy statement. The Audit Committee appoints the independent registered public accounting firm. The Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2006. In the event that the shareholders do not approve Deloitte & Touche LLP as the independent registered public accounting firm, the Audit Committee will reconsider the selection of the independent registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.
      THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.
REPORT OF THE AUDIT COMMITTEE
To: The Board of Directors
      As members of the Audit Committee, we are responsible for oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We carry out those responsibilities in accordance with the guidelines set forth in our Audit Committee Charter, which was most recently amended and restated in January 2006.
      Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements. Our responsibility is to monitor and review these processes and procedures. We are not professionally engaged in the practice of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
      During fiscal 2005, we met and held discussions with management and the independent registered public accounting firm, Deloitte & Touche LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent registered public accounting firm. We have reviewed and discussed the Company’s financial statements and system of internal controls and procedures with management, and discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 61. In addition, we have received written confirmation from Deloitte & Touche LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board Standard No. 1, and have discussed with Deloitte & Touche LLP that firm’s independence.
      During the course of fiscal 2005, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We received periodic updates concerning the system of internal controls from management and the independent registered public accounting firm at regularly scheduled Audit Committee meetings. At the conclusion of the process, management provided us with, and we reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. We also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006, as well as Deloitte & Touche LLP’s Report of

Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.
      In reliance on the reviews and discussions noted above, and subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006 for filing with the Securities and Exchange Commission. We also recommended the selection of the Company’s independent registered public accounting firm, and based on our recommendation, the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2006.
March 20, 2006

AUDIT COMMITTEE
Michael Goldstein, Chairman
Julius Jensen III
Thomas M. Murnane
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Company was billed an aggregate of $732,000 and $863,000 by Deloitte & Touche LLP for professional services in fiscal 2004 and fiscal 2005, respectively. The table below sets forth the components of this aggregate amount.

	Amount Billed

Description of Professional Service	2004	2005

Audit Fees — professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Forms 10-K, the reviews of the financial statements included in the Company’s Forms 10-Q and Sarbanes-Oxley testing	$737,000	$655,000
Audit-related Fees — assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements — includes 401(k) plan audit, S-8 filing review (2005) and SEC comment letter review (2004)	29,000	24,000
Tax Fees — professional services rendered for tax compliance, tax consulting and tax planning — includes reviews of income tax returns, tax preparation software, miscellaneous tax consulting	97,000	53,000
All Other Fees — None	0	0
Total Fees	$863,000	$732,000
      Audit Committee Pre-Approval Policies and Procedures. The Charter for the Audit Committee of our Board of Directors establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The charter prohibits the Company from retaining its independent registered public accounting firm to perform specified non-audit functions, including bookkeeping; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; and internal audit outsourcing services. The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in fiscal 2005 and 2004.
Vote Required; Recommendation of the Board
      The Company’s Board of Directors and Audit Committee believe that the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2006 is in the best interests of the Company.
      Approval of the ratification of the independent registered public accounting firm requires the affirmative vote of a majority of the Company’s common stock represented, in person or by proxy, and voting at the annual meeting.
      THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006.
      Proxies solicited by the Company’s Board of Directors will be so voted unless shareholders specify otherwise in their proxies. Broker non-votes and abstentions on this proposal have the effect described under the heading “Questions and Answers About the Meeting.”
OTHER MATTERS
      Management does not know of any other matters to be presented at the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment.
      The Company’s Annual Report on Form 10-K for the year ended January 28, 2006, as filed with the Securities and Exchange Commission, is available free of charge on the Company’s website at www.pacsun.com and, upon request, a copy will be furnished by the Company to any shareholder free of charge. Any shareholder desiring a copy should write to the Company at the address set forth on the cover page of the proxy statement, attention: Gerald M. Chaney, Senior Vice President, Chief Financial Officer and Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

Gerald M. Chaney
Senior Vice President, Chief Financial Officer and Secretary
Anaheim, California
April 6, 2006

PACIFIC SUNWEAR OF CALIFORNIA, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2006
The undersigned, a shareholder of PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended January 28, 2006; and, revoking any proxy previously given, hereby constitutes and appoints Seth R. Johnson and Gerald M. Chaney and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California 92806 on Wednesday, May 17, 2006 at 9:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

▼ DETACH PROXY CARD HERE ▼

The Board of Directors recommends a vote FOR all of the nominees and FOR proposal 2.

1.	Election of Class I director: Michael Weiss	☐	FOR all nominees	☐	WITHHOLD AUTHORITY to vote for all nominees
Election of Class II directors:
Seth R. Johnson, Sally Frame Kasaks, Thomas M. Murnane, Peter Starrett
(Authority to vote for any nominee named may be withheld by lining through that nominee’s name.)

2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007.

☐FOR	☐AGAINST	☐ABSTAIN
3. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES AND “FOR” PROPOSAL 2. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Dated:	,2006

Dated:	,2006

Signature of Shareholder

Signature of Shareholder

This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title, as such. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.